                                                                   EXHIBIT 10.68



                             SILICON GRAPHICS, INC.
                    NON-QUALIFIED DEFERRED COMPENSATION PLAN





                          (EFFECTIVE SEPTEMBER 9, 1994)


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                                TABLE OF CONTENTS

                                                                       PAGE


ARTICLE I - PLAN ADMINISTRATION. . . . . . . . . . . . . . . . . . . . .  2

ARTICLE II - ELIGIBILITY, PARTICIPATION AND BENEFICIARY DESIGNATION. . .  3

ARTICLE III - PLAN CONTRIBUTIONS AND ALLOCATIONS . . . . . . . . . . . .  3

ARTICLE IV - VESTING . . . . . . . . . . . . . . . . . . . . . . . . . .  5

ARTICLE V - GENERAL DUTIES . . . . . . . . . . . . . . . . . . . . . . .  5

ARTICLE VI - PARTICIPANTS' ACCOUNTS. . . . . . . . . . . . . . . . . . .  6

ARTICLE VII - PAYMENTS TO A TRUST BENEFICIARY. . . . . . . . . . . . . .  6

ARTICLE VIII - IN-SERVICE WITHDRAWALS. . . . . . . . . . . . . . . . . .  8

ARTICLE IX - COMPANY INSOLVENCY. . . . . . . . . . . . . . . . . . . . .  9

ARTICLE X - THE TRUST. . . . . . . . . . . . . . . . . . . . . . . . . .  9

ARTICLE XI - PLAN AMENDMENT. . . . . . . . . . . . . . . . . . . . . . . 11

ARTICLE XII - MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . 12


                                        i
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                             SILICON GRAPHICS, INC.

                    NON-QUALIFIED DEFERRED COMPENSATION PLAN



     This Plan, effective as of September 9, 1994 (the "Effective Date"), is adopted by Silicon Graphics, Inc. (the "Company"), acting on behalf of itself and its designated subsidiaries. Throughout, the term "Company" shall include wherever relevant any entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant equity or investment interest, as determined by the Company.


                                    RECITALS:

     1. The Company wishes to establish a supplemental retirement plan for the benefit of a select group of management or highly compensated employees of the Company, and for the benefit of non-employee members of the Company's Board of Directors.

     2. The Company wishes to provide that the plan to be established under this plan or agreement shall be designated as the Silicon Graphics, Inc. Non-Qualified Deferred Compensation Plan (the "Plan").

     3. The Company wishes to provide under the Plan for the payment of vested accrued benefits to Plan participants and their beneficiary or beneficiaries ("Trust Beneficiaries").

     4. The Company wishes to provide under the Plan that the Company shall pay all of the accrued benefits from its general assets.

     5. The Company has entered into an agreement (the "Trust Agreement") with Merrill Lynch Trust Company of California, a corporation (the "Trustee"), establishing an irrevocable trust (the "Trust") in connection with the Plan.

     6. The Company wishes to make contributions to the Trust and that such contributions be held by the Trustee and invested, reinvested and distributed, all in accordance with the provisions of this Plan and the Trust Agreement.

     7. The Company intends that amounts allocated to the Trust and the earnings thereon shall be used by the Trustee to satisfy the liabilities of the Company under the Plan with respect to each Plan participant for whom an Account has been established and such utilization shall be in accordance with the procedures set forth herein.


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

     8. The Company intends that the Trust be a "grantor trust" with the corpus and income of the Trust treated as assets and income of the Company for federal and state income tax purposes.

     9. The Company intends that the assets of the Trust shall at all times be subject to the claims of the general creditors of the Company as provided in the Trust Agreement.

     10. The Company intends that the existence of the Trust shall not alter the characterization of the Plan as "unfunded" for purposes of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and shall not be construed to provide income to Plan participants under the Plan prior to actual payment of the vested accrued benefits thereunder.

     NOW THEREFORE, the Company does hereby establish the Plan as follows and does also hereby agree that the Plan shall be structured, held and disposed of as follows:

                                    ARTICLE I

                               PLAN ADMINISTRATION

     A. The Plan shall be administered by the Non-Qualified Deferred Compensation Committee of the Company (the "Committee"). Subject to the provisions in the Plan and to the specific duties delegated by the Board of Directors (the "Board") to such Committee, the Committee shall be responsible for the general administration and interpretation of the Plan and for carrying out its provisions. The Committee shall have such powers as may be necessary to discharge its duties hereunder, including, but not by way of limitation, the following powers and duties:

          (1) discretionary authority to construe and interpret the terms of the Plan, and to determine eligibility and the amount, manner and time of payment of any benefits hereunder;

          (2) to prescribe forms and procedures for purposes of Plan participation and distribution of benefits;

          (3)  to direct the Trustee as to the distribution of Plan assets;

     B. The Committee may adopt such rules, regulations and bylaws and may take such actions as it deems necessary or desirable for the proper administration of the Plan. Any rule or decision that is not inconsistent with the provisions of the Plan shall be conclusive and binding upon all persons affected by it, and there shall be no appeal from any ruling by the Committee that is within its authority, except as otherwise provided herein.

     C. The Committee shall have the power to (i) select investment funds for the Trust Fund; and (ii) appoint or employ agents, recordkeepers and advisors to assist the Committee in discharging its duties under the Plan.

                                   ARTICLE II

             ELIGIBILITY, PARTICIPATION AND BENEFICIARY DESIGNATION

     A. ELIGIBLE PARTICIPANTS. The following categories of employees and directors of the Company ("Eligible Participants") shall be eligible to participate in the Plan: (i) employees who hold the position of vice-president or above; (ii) non-employee members of the Board ("Directors"); and (iii) any other employee or category of employee that is designated by the Committee as eligible to participate in the Plan. The Committee reserves the right to modify the definition of eligible participant at any time. Any Eligible Participant who has commenced participation in the Plan shall be referred to in this Plan as a "Participant."

     B. PARTICIPATION. Each Participant may elect to commence participation in the Plan by completing a Silicon Graphics, Inc. Non-Qualified Deferred Compensation Plan Election Form ("Deferred Compensation Agreement") within 30 days following the Effective Date. Any individual who becomes an Eligible Participant after the Effective Date may participate in the Plan by filing a Deferred Compensation Agreement within 30 days following the date on which the Committee gives such individual written notice that the individual is an Eligible Participant. Any Eligible Participant who does not execute a Deferred Compensation Agreement within the time periods described herein may nevertheless participate in the Plan commencing with Compensation paid in the next succeeding calendar year by filing an executed Deferred Compensation Agreement with the Committee before the beginning of such calendar year.

     C. BENEFICIARY DESIGNATION. Each Participant shall designate a beneficiary or beneficiaries to receive the remainder of any interest of the Participant under the Plan. A Participant may change his or her beneficiary designation at any time on written notice to the Committee. Each beneficiary designation shall be in a form prescribed by the Committee and will be effective only when filed with the Committee during the Participant's lifetime. Each beneficiary designation filed with the Committee will cancel all previously filed beneficiary designations. In the absence of a valid designation, or if no designated beneficiary survives the Participant, the Participant's interest shall be distributed to the representative of the Participant's estate.

                                   ARTICLE III

                       PLAN CONTRIBUTIONS AND ALLOCATIONS

     A. PARTICIPANT DEFERRALS. Each Participant participating in the Plan shall execute a Deferred Compensation Agreement authorizing the Company to withhold a percentage or dollar amount of the Participant's Compensation that would otherwise be paid to the Participant with respect to services rendered. Compensation under the Plan is defined (1) in the case of a Participant who is an employee of the Company, as the annual base salary and any cash bonuses payable to the Participant in connection with the Participant's services to the Company, and (2) in the case of a Director, as the cash compensation payable to the Participant in connection with the Participant's services as a member of the Board, including in either case all amounts that the Participant elects to have the Company contribute to the Plan on his or her behalf as a deferral contribution ("Compensation"). The deferral percentage is applied to Compensation after all other applicable payroll deductions have been applied. The Committee may, in its discretion, establish in the Deferred Compensation Agreement minimum and maximum levels of Compensation that may be deferred pursuant to the Plan. Compensation deferrals made by a Participant under this Plan shall be held as an asset of the Company and the Company intends to deposit the amounts deferred into the Trust.

     B. ELECTION CHANGES. A Participant may, in such form and at such time or times as the Committee may prescribe, discontinue or modify deferral of future Compensation at any time; however, unless otherwise authorized by the Committee, no modifications to the Deferred Compensation Agreement may be made prior to the commencement of the calendar year following written notification to the Company of any desired modifications. The Committee has the power to establish uniform and nondiscriminatory rules and from time to time to modify or change such rules governing the manner and method by which Compensation deferral contributions shall be made, as well as the manner and method by which Compensation deferral contributions may be changed or discontinued temporarily or permanently. All Compensation deferral contributions shall be authorized by the Participant in writing, made by payroll deduction, deducted from the Participant's Compensation without reduction for any taxes or withholding (except to the extent required by law or the regulations) and paid over to the Trust by the Company. Notwithstanding the foregoing, each Participant shall remain liable for any and all employment taxes owing with respect to such Participant's Compensation deferral contributions.

     C. CESSATION OF ELIGIBLE STATUS. In the event a Participant ceases to be an Eligible Participant while participating in the Plan, such individual may continue to make Compensation deferral contributions under the Plan through the end of the payroll period in which the individual ceases to be an Eligible Participant. Thereafter, such individual shall not make any further Compensation deferral contributions to the Plan unless or until he or she again meets the eligibility requirements of Article II above.

     D. COMPANY MATCHING CONTRIBUTIONS. As of the last day of each calendar year or such earlier time or times as the Committee may determine, the Company may make a matching contribution to the Trust in such amount as the Board may specify.

     E. COMPANY DISCRETIONARY CONTRIBUTIONS. The Company may, in its sole discretion, make discretionary contributions to the Accounts of one or more Participants at such times and in such amounts as the Board may determine.

     F. ALLOCATIONS. The Compensation deferral contributions and any Company contributions made under the Plan on behalf of a Participant shall be credited to the Participant's Account. The Committee shall establish and maintain separate subaccounts as it determines to be necessary and appropriate for the proper administration of the Plan. The Committee may cause the Trustee to maintain and invest separate asset accounts corresponding to each Participant Account. Each Participant Account consists of the aggregate interest of the Participant under the Plan (and in the Trust Fund), as reflected in the records maintained by the Company for such purposes.

                                   ARTICLE IV

                                     VESTING

     A. COMPENSATION DEFERRAL CONTRIBUTIONS. The value of a Participant's Account attributable to Participants' Compensation deferral contributions shall always be fully vested and nonforfeitable.

     B. COMPANY CONTRIBUTIONS. The value of a Participant's Account attributable to any Company contributions pursuant to Article III.D and E shall vest at such time or times as the Board shall specify in connection with any such contributions. Unless otherwise specified by the Board, Participants shall become fully vested in his or her Account immediately prior to a Change of Control of the Company (as defined in Article VII.A). Upon termination of a Participant's employment with the Company for any reason or, in the case of a Participant who is a Director, upon cessation of the Director's services as a member of the Board for any reason, any portion of the Participant's Account that is not then vested (including allocable earnings, as determined by the Committee), shall be forfeited. Unless otherwise determined by the Board or the Committee, forfeitures shall be used to satisfy the Company's obligation to remit contributions to the Trust under the Plan.

                                    ARTICLE V

                                 GENERAL DUTIES

     A. TRUSTEE DUTIES. The Trustee shall manage, invest and reinvest the Trust Fund as provided in the Trust Agreement. The Trustee shall collect the income on the Trust Fund, and make distributions therefrom, all as provided in this Plan and in the Trust Agreement.

     B. COMPANY CONTRIBUTIONS. While the Plan remains in effect, and prior to a Change of Control, as defined below, the Company shall make contributions to the Trust Fund at least once each quarter. The amount of any quarterly contributions shall be at the discretion the Company. At the close of each calendar year, the Company shall make an additional contribution to the Trust Fund to the extent that previous contributions to the Trust Fund for the current calendar year are not equal to the total of the Compensation deferrals made by each Participant plus Company matching contributions and discretionary contributions, if any, accrued, as of the close of the current calendar year. The Trustee shall not be liable for any failure by the Company to provide contributions sufficient to pay all accrued benefits under the Plan in full in accordance with the terms of this Plan.

     C. DEPARTMENT OF LABOR DETERMINATION. In the event that any Participants are found to be ineligible, that is, not members of a select group of highly compensated employees, according to a determination made by the Department of Labor, the Committee will take whatever steps it deems necessary, in its sole discretion to equitably protect the interests of the affected Participants.

                                   ARTICLE VI

                             PARTICIPANTS' ACCOUNTS

     A. SEPARATE ACCOUNTS. The Committee shall open and maintain a separate Account for each Participant. Each Participant's Account shall reflect the amounts allocated thereto and distributed therefrom and such other information as affects the value of such Account pursuant to this Plan.

     B. STATEMENT OF ACCOUNTS. Periodically at such times as the Committee shall determine but no less frequently than yearly, the Committee shall furnish to each Participant a statement of Account, determined as of the end of each such period. Upon the discovery of any error or miscalculation in an Account, the Committee shall correct it, to the extent correction is practically feasible; provided, however, that any such statement of Account shall be considered to reflect accurately the status of the Participant's Account for all purposes under the Plan unless, subject to any longer period required by ERISA, the Participant reports a discrepancy to the Committee within six (6) months after receipt of the statement. The Committee shall have no obligation to make adjustments to a Participant's Account for any discrepancy reported to the Committee more than six (6) months after receipt of the statement, or for a discrepancy caused by the Participant's error. Statements to Participants are for reporting purposes only, and no allocation, valuation or statement shall vest any right or title in any part of the Trust Fund, nor require any segregation of Trust assets, except as is specifically provided in this Plan.

     C. DISTRIBUTION OF ACCOUNTS. Payment to a Participant shall be based on the value of the vested portion of the Participant's Account as of the Valuation Date immediately preceding his the date of distribution plus any contribution subsequently credited to such Account and less any distributions subsequently made from the Account.

                                   ARTICLE VII

                         PAYMENTS TO A TRUST BENEFICIARY

     A. GENERAL. Payments of vested accrued benefits to Trust Beneficiaries from the Trust shall be made in accordance with the Deferred Compensation Agreement between the Company and the Participant; provided, however, the Trustee shall make such payments, as directed by the

Committee, to the extent the Company is not at such time Insolvent as defined in
Article IX. Except as otherwise expressly provided in the Participant's Deferred Compensation Agreement, no distribution shall be made or commenced prior to the Participant's termination of employment or death, or a "Change of Control," whichever occurs earlier. A Participant who makes a Specified Date Distribution Election (as defined in the Deferred Compensation Agreement) may, at least one year prior to the distribution date specified in such Specified Date Distribution Election, revoke such Election in favor of a subsequent distribution date; provided that a Participant may revoke a Specified Date Distribution election once only. For purposes of this Plan, a "Change of Control" means: (1) the acquisition of any person (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "1934 Act")) as beneficial owner (as such term is used in Rule 13d-3 promulgated under the 1934 Act), directly or indirectly, of fifty percent (50%) or more of the combined voting power of the outstanding shares of capital stock of the Company's then-outstanding securities with respect to the election of the Board, or (2) during any period of three (3) consecutive years individuals who, at the beginning of such period, constitute the Company's Board of Directors (the "Incumbent Board") cease for any reason to constitute at least a majority of such Board, provided that any person becoming a director of the Board subsequent to the Effective Date whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of any individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Board, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the 1934 Act) shall be for these purposes, considered as though such person were a member of the Incumbent Board." The Trustee shall have no responsibility to determine whether a Change of Control has occurred and shall be advised of such event by the Company.

     B. CASH DISTRIBUTIONS. Where the distribution of all or any portion of a Participant's Account is to be deferred in the form of cash, the Account shall continue to be held and invested in the Trust.

     C. IN KIND DISTRIBUTIONS. In kind distributions shall be (1) made only in a form of investment that was held on behalf of the Participant as a segregated investment pursuant to Article X.B in a separate investment fund pursuant to Article X.D immediately preceding the date of distribution, (2) limited to the amount of such investment so held, and (3) based on the fair market value of the distributable property, as determined by the Trustee at the time of distribution.

     D. METHOD OF DISTRIBUTION. Payment to any Trust Beneficiary shall be made pursuant to the Deferred Compensation Agreement executed by the Participant, in whole or in part. A Trust Beneficiary may change a prior distribution election or otherwise specify, at least one (1) year prior to the commencement of any distribution, whether such distribution shall be made.

          (1)  In a lump sum, in cash and/or in kind, or

          (2) In annual installments equal to 1/n of the Participant's vested accrued benefit where n is the number of installments remaining to be paid.

     E. CERTAIN DISTRIBUTIONS. In case of any distribution to a minor or to a legally incompetent person, the Committee may (1) direct the Trustee to make the distribution to his or her legal representative, to a designated relative, or directly to such person for his or her benefit, or (2) instruct the Trustee to use the distribution directly for his or her support, maintenance, or education. The Trustee shall not be required to oversee the application, by any third party, of any distributions made pursuant to this Article VII.E.

     F. IRS DETERMINATION. Notwithstanding any other provisions of this Plan, if any amounts held in the Trust are found in a "determination" (within the meaning of Section 1313(a) of the Internal Revenue Code of 1986, as amended (the "Code")), to have been includible in the gross income of any Trust Beneficiary prior to payment of such amounts from the Trust, the Trustee shall, as soon as practicable pay such amounts to the Trust Beneficiary, as directed by the Company. For purposes of this Section, the Trustee shall be entitled to written notice from the Committee that a determination described in the preceding sentence has occurred and to receive a copy of such notice. The Trustee shall have no responsibility until so advised by the Committee.

                                   ARTICLE VII

                             IN-SERVICE WITHDRAWALS

     A. HARDSHIP WITHDRAWAL. If a Participant suffers an unforeseen emergency, as defined herein, the Committee, in its sole discretion, may pay to the Participant only that portion, if any, of the vested portion of his or her Account which the Committee determines is necessary to satisfy the emergency need, including any amounts necessary to pay any federal, state or local income taxes reasonably anticipated to result from the distribution. A Participant requesting an emergency payment shall apply for the payment in writing in a form approved by the Committee and shall provide such additional information as the Committee may require. For purposes of this Plan, the term "unforeseen emergency" shall mean severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or of a dependent of the Participant, loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant.

     B. VOLUNTARY WITHDRAWAL. At the request of a Participant, the Committee shall authorize a withdrawal of the Participant's vested accrued benefit (including any earnings attributable thereto) provided that as the consequences of making such a withdrawal, (1) the Participant shall forfeit an amount equal to ten percent (10%) of the requested withdrawal amount; and (2) the Participant shall be ineligible to participate in the Plan for a period of not less than twelve (12) months following any such withdrawal. The Committee may establish reasonable procedures and limitations concerning Participants' withdrawal rights pursuant to this Article VIII.B as the Committee may, in its sole discretion, deem necessary or appropriate or in furtherance of the purposes of the Plan. Distributions pursuant to Participant withdrawal elections under this Article VII.B shall be made as soon as practicable following the Committee's receipt of a Participant's written withdrawal election, which election shall be in such form as the Committee shall prescribe.

                                   ARTICLE IX

                               COMPANY INSOLVENCY

     A Participant shall become fully vested in his or her Account immediately prior to the Company becoming insolvent, in which case the Participant will have the same rights as a general creditor of the Employer with respect to his or her Account balance. For purposes of this Plan, the Company shall be considered "Insolvent" and an "Insolvency" shall be deemed to exist for purposes of this Plan under any of the following circumstances:

     (1) The Company is unable to pay its debts as they mature, defined as having a weighted average overdue payables balance in excess of 270 days.

     (2) A receiver or trustee is appointed to take possession of all or substantially all of the assets of the Company.

     (3) There is a general assignment by the Company for the benefit of creditors.

     (4) An action or proceeding is commenced by or against the Company under any insolvency or bankruptcy act, or any other statute or regulation having as its purpose the protection of creditors, and the action or proceeding is not discharged within 60 days after the date of commencement.

                                    ARTICLE X

                                    THE TRUST

     A. THE TRUST. Contributions made by the Company to the Plan and all other assets of the Plan shall be held in Trust pursuant to the terms of the Trust Agreement. Such Trust Agreement shall be attached hereto and is by reference incorporated herein and made a part of this Plan.

     B.   INVESTMENTS.  The Trustee shall have the power:

          (1) To invest and reinvest the Trust Funds; provided, however, the Trustee may delegate this investment authority, in whole or in part, and subject to such terms and conditions and as the Trustee shall require, to the Committee, and, in accordance with Sections B through F below, Participants participating in the Plan (with respect to their own account);

          (2) To collect and receive any and all money and other property due to the Trust Fund and to give full discharge therefore;

          (3) To settle, compromise or submit to arbitration any claims, debts or damages due or owing to or from the Trust; to commence or defend suits or legal proceedings to protect any interest of the Trust; and to represent the Trust in all suits or legal proceedings in any court or before any other body or tribunal;

          (4) Generally to do all acts, whether or not expressly authorized, which the Trustee may deem necessary or desirable for the protection of the Trust Fund.

          Persons dealing with the Trustee shall be under no obligation to see to the proper application of any money paid or property delivered to the Trustee or to inquire into the Trustee's authority as to any transaction.

     C. SEGREGATED INVESTMENTS - PARTICIPANT DIRECTION PERMITTED. At the discretion of the Committee, Participants may be permitted to direct the Trustee in writing regarding the investment of funds in their Accounts, in a manner and form prescribed by the Committee; provided that such right to direct shall apply on a nondiscriminatory basis to all Participants who meet the requirements established by the Committee. Such directed investment Accounts shall be segregated and shall be valued separately by the Trustee. Valuations of such Accounts shall be made at such times as the Committee may require, but no less frequently than annually. In no event, for valuation purpose, shall the property constituting such segregated Accounts, or the net income or loss thereon, be commingled with other Participants' Accounts. Such segregated Accounts may be charged with their proportionate share of any general expenses charged to the Trust or with the full share of any expense incurred directly or indirectly in connection with such Accounts.

     D. PARTICIPANT DIRECTION SUBJECT TO COMMITTEE AND TRUSTEE APPROVAL. Neither the Committee nor the Trustee shall be under any obligation to approve or disapprove any specific investment medium. Neither the Company nor the Trustee has any liability for any losses or damage that may occur or result from
(1) the approval of or failure to approve of any specific investment medium; (2) the imposition of any administrative rules relating to the timing of investment elections of any sort; or (3) any administrative delay in carrying out or failure to carry out investment elections within a specified time. The Committee or the Trustee may disapprove or refuse to carry out any investment directions which in its opinion would subject the Company or the Trustee to burdensome administrative responsibilities or which the Committee determines to be inappropriate from a legal, financial or social perspective. Prior to carrying out any investment direction of a Participant, the Trustee may require releases or any other documents, agreements or indemnifications as it may consider necessary. The Trustee, in approving any investment medium or in making investments under this Plan, shall not be restricted by statutes governing the legal investment of trust funds.

     E. SEPARATE INVESTMENT FUNDS - COMMITTEE MAY ESTABLISH SEPARATE FUNDS. The Committee may, in its sole discretion, direct the Trustee to create one or more separate investment funds, having such different specific investment objectives as the Committee shall from time to time determine. The Committee shall determine and may from time to time redetermine the number of investment funds and the specific objectives of said funds and the investments or kinds of investment which shall be authorized therefor.

          Each Participant has the right to instruct the Committee to direct the Trustee in writing to invest his or her Account in one or more separate investment funds, or in a directed investment, provided, however, that if any Participant fails to make a direction pursuant to this Article as to all or any part of such Account, the undirected portion of a Participant's Account shall be invested by the Trustee.

     F. COMMITTEE TO ESTABLISH RULES. The Committee may at any time make such uniform and nondiscriminatory rules as it determines necessary regarding the administration of the directed investment option. The Committee may also develop and maintain rules governing the rights of Participants to change their investment directions and the frequency with which such changes can be made.

                                   ARTICLE XI

                                 PLAN AMENDMENT

     PLAN AMENDMENT. This Plan may be amended, or the Plan terminated or suspended, by an instrument in writing executed on behalf of the Company by the President of the Company or the Committee, or a duly appointed representative of the Board and delivered to the Trustee, provided, however, that (1) no amendment will be made to this Plan which will cause this Plan, the Trust or the assets of the Trust Fund to be governed by or subject to Part 2, 3 or 4 of Title I of ERISA, (2) no such amendment shall adversely affect any Trust Beneficiary's accrued benefit, (3) no such amendment shall increase the duties or responsibilities of the Trustee unless the Trustee consents thereto in writing,
(4) no such amendment which would cause the Trust to be other than a "grantor trust," or have contributions to the Trust by the Company, or income and gains of the Trust Fund, constitute a taxable event to the Trust or to the Participants, and (5) no such amendment shall cause the vested accrued benefit paid to Trust Beneficiaries from the Trust Fund to become nondeductible to the Company in the year of payment.

                                   ARTICLE XII

                                  MISCELLANEOUS

     A. CALIFORNIA LAW. This Plan shall be construed and regulated by the laws of the State of California.

     B. HEADINGS. The headings of sections in this Plan are used herein for convenience of reference only and in case of any conflict the text of this Plan shall control.

     C. SUCCESSORSHIP. This Plan shall be binding upon and inure to the benefit of any successor to the Company or its business as the result of merger, consolidation, reorganization, transfer of assets or otherwise, and any subsequent successor thereto; and any such successor shall be deemed to be the "Company" under this Plan.